                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements Nos. 33-49660, 33-54409, 33-62331, 333-12089, 333-53977, 333-66991, 333-26587 and
333-124485 on Forms S-8 and Registration Statement No. 333-117233 on Form S-3, of our reports dated March 15, 2007, relating to the financial statements and financial statement schedule of P. H. Glatfelter Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- an amendment of FASB Statements No. 87, 88, 106, and 132(R)") and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of P. H. Glatfelter Company and subsidiaries for the year ended December 31, 2006.


Philadelphia, Pennsylvania
March 15, 2007